Exhibit 32.2

CERTIFICATION

                      Pursuant to 18 U.S.C. § 1350, the undersigned officer of Alcan Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 9 November 2006

                                                                                                /s/ Michael Hanley

                                                                                                Michael Hanley

Executive Vice President and

Chief Financial Officer